Exhibit 99.1

New Release

Concho Resources Inc. Updates 2015 Capital Program

Midland, Texas, January 5, 2015 – Concho Resources Inc. (NYSE: CXO) (the “Company” or “Concho”) today announced an updated 2015 capital program of $2.0 billion, as a result of the sharp decline in commodity prices. With this level of activity, the Company expects to generate 16% to 20% year-over-year production growth in 2015.

Tim Leach, Chairman, Chief Executive Officer and President, commented, “Reducing the capital program while delivering robust growth reflects our commitment to a strong balance sheet and highlights the quality of our assets in the Permian Basin. In the current environment, we intend to prudently manage our 2015 capital program around anticipated cash flows and retain significant flexibility to scale our activity level up or down depending on service costs and commodity prices.”

2015 Capital Program and Guidance Update

The 2015 capital program includes approximately $1.8 billion for drilling and completion activities and approximately $200 million for facilities, midstream and other capital. The Company plans to allocate approximately $1.3 billion for drilling and completions in the Delaware Basin, approximately $300 million in the Texas Permian and approximately $200 million in the New Mexico Shelf. Concho is currently running 36 drilling rigs and expects to average approximately 30 rigs in the first quarter of 2015 and approximately 25 rigs beginning in the second quarter of 2015 through year end. The 2015 capital program excludes acquisitions and is subject to change depending upon a number of factors, including economic and industry conditions.

The Company also updated its full-year 2015 guidance for certain financial items. Natural gas price realizations are expected to average 100% to 120% of NYMEX Henry Hub. Current income taxes are expected to be $40 million to $50 million.

Additionally, the Company’s January 2015 Investor Presentation is now available on the Investor Relations section of the Company’s website.

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company’s operations are primarily focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit the Company’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future financial position, operations, performance, business strategy, drilling program, capital expenditure budget, liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, derivative activities and potential financing. The words “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal” or other similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions and analyses made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and risks relating to declines in the prices the Company receives for its oil and natural gas; uncertainties about the estimated quantities of oil and natural gas reserves; drilling and operating risks, including risks related to properties where the Company does not serve as the operator and risks related to hydraulic fracturing activities; the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under its credit facility; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of the Company’s operations in the Permian Basin of Southeast New Mexico and West Texas; disruptions to, capacity constraints in or other limitations on the pipeline systems that deliver the Company’s oil, natural gas liquids and natural gas and other processing and transportation considerations; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; potential financial losses or earnings reductions from the Company’s commodity price management program; risks related to the integration of acquired assets; uncertainties about the Company’s ability to successfully execute its business and financial plans and strategies; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; general economic and business conditions; competition in the oil and natural gas industry; uncertainty concerning the Company’s assumed or possible future results of operations; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Concho Resources Inc.

Megan P. Hays, 432.685.2533

Director, Investor Relations

Jere Thompson, 432.221.0383

Financial Analyst

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